Ex 99.12(c)

BlackRock Real Asset Equity Trust
Cusip: 09254B109 Ticker: BCF

Record Date	June 15, 2010
Pay Date	June 30, 2010

Distribution Amount per share	$0.2718

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.0169	6%	$0.0259	3%
Net Realized Short-Term Capital Gains	$—	0%	$—	0%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%

Return of Capital	$0.2549	94%	$0.7895	97%

Total (per common share)	$0.2718	100%	$0.8154	100%

Average annual total return (in relation to NAV) for the inception to date ending on May 31, 2010				3.90%

Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2010				9.17%

Cumulative total return (in relation to NAV) for the fiscal year through May 31, 2010				5.31%

Cumulative fiscal year distributions as a percentage of NAV as of May 31, 2010				4.58%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The Trust estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257

BlackRock Real Asset Equity Trust
Cusip: 09254B109
Ticker: BCF

Record Date	September 15, 2010
Pay Date	September 30, 2010

Distribution Amount per share	$0.271800

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.146880	54%	$0.172713	16%
Net Realized Short-Term Capital Gains	$—	0%	$—	0%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%

Return of Capital	$0.124920	46%	$0.914487	84%

Total (per common share)	$0.271800	100%	$1.087200	100%

Average annual total return (in relation to NAV) for the inception to date ending on August 31, 2010				4.24%

Annualized current distribution rate expressed as a percentage of NAV as of August 31, 2010				9.18%

Cumulative total return (in relation to NAV) for the fiscal year through August 31, 2010				7.70%

Cumulative fiscal year distributions as a percentage of NAV as of August 31, 2010				6.89%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The Trust estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257